EXHIBIT 77Q(1)
ITEM 77C - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
A Annual Meeting of the Fund's shareholders was held on March 26, 1999.
The following items, which are required to be reported under this Item 77C, were approved at the meeting:

1.  Election of Directors:

Thomas G. Bigley
For 8,682,109
Against --
Abstentions and Broker Non-Votes --
Withheld Authority To Vote 193,162

John T. Conroy, Jr.
For 8,682,735
Against --
Abstentions and Broker Non-Votes --
Withheld Authority To Vote  192,536

Nicholas P. Constantakis
For 8,682,735
Against --
Abstentions and Broker Non-Votes --
Withheld Authority To Vote 192,536

John F. Cunningham
For 8,682,887
Against--
Abstentions and Broker Non-Votes --
Withheld Authority To Vote 192,384

J. Christopher Donohue
For 8,682,887
Against--
Abstentions and Broker Non-Votes --
Withheld Authority To Vote 192,384

Peter E. Madden
For 8,682,887
Against--
Abstentions and Broker Non-Votes --
Withheld Authority To Vote 192,384

Charles F. Mansfield, Jr.
For 8,682,887
Against--
Abstentions and Broker Non-Votes --
Withheld Authority To Vote 192,384

John E. Murray, Jr.
For 8,682,887
Against --
Abstentions and Broker Non-Votes --
Withheld Authority To Vote 192,384

John S. Welsh
For 8,682,887
Against --
Abstentions and Broker Non-Votes --
Withheld Authority To Vote 192,384

1	The following Directors of the Trust continued their terms as
Directors of the Trust: John F. Donohue, Lawrence D. Ellis, and Marjorie P. Smuts.


2.  To ratify the selection of Deloitte & Touche LLP as the
Fund's Independent Auditors.
For    8,655,676
Against  15,748
Abstentions and Broker Non-Votes  203,846
Withheld Authority To Vote  --

3.  To make changes to the Fund's fundamental investment policies.
a.  To approve amending the Fund's fundamental investment
policy with regard to diversification of its investments.
For  6,543,601
Against  568,433
Abstentions and Broker Non-Votes 1,763,237
Withheld Authority To Vote --


b.  To approve amending the Fund's fundamental investment policy regarding borrowing to permit the purchase of securities while borrowings are outstanding.
For  6,448,142
Against  625,573
Abstentions and Broker Non-Votes  1,80,1556
Withheld Authority To Vote --


c. To approve making non-fundamental the prohibition of the Fund's investments in securities to exercise control of an issuer.
For  6,670,641
Against  385,399
Abstentions and Broker Non-Votes  1,819,231
Withheld Authority To Vote --

d. To approve amending the Fund's fundamental policy to allow investments in real estate investment trusts.
For  6,425,651
Against  684,815
Abstentions and Broker Non-Votes  1,764,805
Withheld Authority To Vote   --


4.  To approve removing the Fund's fundamental investment policy regarding selling securities.
For  6,631,574
Against  448,046
Abstentions and Broker Non-Votes  1,795,651
Withheld Authority To Vote --

5. To approve amendments to the Fund's Amended and Restated Articles of Incorporation to permit the Board of Directors to liquidate assets of a series or class without shareholder approval to the extent permitted under Maryland law.
For 6,527,097
Against  538,414
Abstentions and Broker Non-Votes  1,809,760
Withheld Authority To Vote --


The Definitive Proxy Statement for the Annual Meeting held on
March 26, 1999 was filed with the Securities and Exchange
Commission on January 25, 1999,
and is incorporated by reference. (File Nos. 811-1 and 2-10415)